                                                                     Exhibit 5.1


Shipman & Goodwin LLP                                        One American Row
  Counselors at Law                                          Hartford, CT 06103
                                                             Tel (860) 251-5000

                                          November 7, 2000

TransAct Technologies Incorporated
7 Laser Lane
Wallingford, CT 06492

         Re: Registration Statement on Form S-8 Relating to Shares of Common Stock of TransAct Technologies Incorporated Issuable under its Non-Employee Directors' Stock Plan

Ladies and Gentlemen:

    As counsel for TransAct Technologies Incorporated, a Delaware corporation (the "Company"), we are furnishing you with this opinion in connection with the issuance of an additional 70,000 shares of Common Stock of the Company (the "Shares") pursuant to the above-referenced Plan (the "Plan"), to which the above-referenced Registration Statement relates.

    As counsel to the Company, we have examined the Registration Statement and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below. In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives, and such other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

    Based upon the foregoing, we are of the opinion that the Shares, when issued as contemplated by the Plan and the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                     Very truly yours,

                                                     /s/ Shipman & Goodwin LLP